THE REGISTRANT HAS REQUESTED CONFIDENTIAL TREATMENT FOR
CERTAIN PORTIONS OF THIS AGREEMENT.  THOSE PORTIONS HAVE
BEEN OMITTED FROM THIS COPY OF THE AGREEMENT AT THE PLACES
INDICATED BY DOUBLE ASTERISKS (**); AND HAVE BEEN FILED
SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

           AMENDMENT TO SALES AND DISTRIBUTION AGREEMENT

Centocor, Inc., a Pennsylvania corporation, Centocor B.V., a Netherlands corporation (collectively "Centocor"), and Eli Lilly and Company, an Indiana corporation ("Lilly"), hereby agree as of June 27, 1993 as follows:

1.  Definitions.  Centocor, Inc., and Lilly are parties to a "Sales and
    -----------
Distribution Agreement" made as of July 15, 1992 ("the Agreement").
Except to the extent modified by this Amendment, terms defined in the Agreement have the same meaning in this Amendment, and the Agreement remains in full force and effect. The provisions of the Agreement apply to this Amendment.

2.  Exercise of option.  Option II contained in section 13.2 of the Agreement
    ------------------
is validly exercised and the Agreement now applies to CentoRx as a Product.

3.(a).  Centocor B.V.   All references in the Agreement or this Amendment
        -------------
to "Centocor" shall include and refer to Centocor B.V., a Netherlands Corporation, and Centocor B.V. accepts and shall be bound by all the terms and conditions of the Agreement to the same extent as Centocor, Inc.
Insolvency of, or filing of a petition with respect to, either Centocor, B.V. or Centocor, Inc. shall create the right of termination provided by Section 9.3 of the Agreement.

(b).  Security for performance by Centocor. As security for Centocor's
      ------------------------------------
performance under the Agreement and this Amendment and as security against the occurrence of a Trigger Event, Centocor, B.V. will enter into an option agreement with Eli Lilly Nederland, B.V., a Netherlands corporation, in the form attached as Exhibit D and shall grant to Eli Lilly Nederland, B.V. a right of mortgage in the form attached as Exhibit E on the manufacturing facility and all related licenses and intellectual property owned or licensed by Centocor, B.V. The parties agree that an actual or threatened interruption of supply caused by a Trigger Event would cause damage to
Lilly in the amount of at least     (**)     United States dollars.

(c).  Additional documents. Concurrent with this Amendment, Centocor is
      --------------------
furnishing to Lilly an opinion of Netherlands counsel acceptable to Lilly that the option and mortgage right will be enforceable according to their terms under the law of the Netherlands upon completion of appropriate steps to record the mortgage in compliance with Netherlands law. Centocor represents and warrants that (1) all appropriate steps will be accomplished to render the mortgage enforceable according to its terms within 15 days after the date of this Amendment and (2) that each of the representations and warranties contained in this Agreement or in Exhibit D or in Exhibit E is true as of the date of this Amendment and as of the date on which all such steps have been completed, except as disclosed in the Agreement or in Exhibit F.
Not later than 15 days after the date of this Amendment, Centocor shall furnish to Lilly an opinion of Netherlands counsel acceptable to Lilly that the option and mortgage right are enforceable according to their terms under the law of the Netherlands and that all such steps have been accomplished.

4.  Funding.  Lilly will pay to Centocor, Inc. to fund a portion of Centocor's
    -------
future research and development of CentoRx the amounts set forth below for each of the calendar quarters beginning with the 4th quarter of 1993, provided that as of the last date in the preceding calendar quarter (a) all of the milestones called for by that date according to the following schedule have been achieved and (b) Centocor is not in material breach of a covenant contained in the Agreement and (c) each of Centocor's warranties and representations contained in the Agreement or Exhibit D or Exhibit E is true and (d) neither party has terminated the payments. The payment for each quarter shall be on the later of (a) the last day of the preceding calendar quarter and (b) receipt by Lilly of a certificate executed no earlier than the ten days before the first day of the quarter from Centocor that the conditions contained in this paragraph for the payment for that quarter are met as of the date of the certificate.

Calendar Quarter   Milestones to be achieved in that       Amount to be
- ---------------    ---------------------------------       ------------
                                 Quarter                  funded for next
                                 -------                  ---------------
                                                              quarter
                                                              -------

                                     (**)


                                     (**)









5.  Failure to achieve milestones. In the event a Critical Milestone is not
    -----------------------------
achieved within 60 days after the end of the quarter required by the schedule set forth in paragraph 4, Lilly, after thirty days notice given at any time more than 30 days after the end of that quarter, may assume control of the research and development effort. If Lilly exercises that right, (a) Centocor shall cooperate with Lilly in the orderly completion of the research and development of CentoRx according to such plan as Lilly may adopt, revise or design from time to time, including assignment of such rights, licenses, applications, or other documents or interests as are reasonably necessary to that completion by Lilly and (b) expenses in devising or implementing that plan incurred by Lilly in any calendar quarter shall be treated for purposes of paragraph 8 of this Amendment as payments for research or development by Lilly on the 15th day of the second month of that quarter.

6.  Termination of funding.  Centocor, Inc. or Lilly may terminate the
    ----------------------
development payments on thirty days notice to the other and thereafter (a) no further payments shall be made pursuant to paragraph 4 of this Amendment, and
(b) all other provisions of the Agreement and this Amendment shall be unaffected.

7.  Records. Centocor shall maintain complete records of all amounts paid by
    -------
Centocor related to the research and development activities contemplated by paragraph 4, and shall provide Lilly within thirty days after the end of each calendar year in which research or development activities were conducted with a report stating the dollar amount of funds supplied by Lilly expended on those activities, including a separate itemization for those activities conducted within the United States, with such detail as Lilly may reasonably request.

8.  Development royalties.  Development royalties shall be paid by Centocor
    ---------------------
to Lilly for each calendar quarter at the rate of (**) of Net Sales of CentoRx during the quarter, provided that (a) no Development Royalties shall be owed on
Net Sales below    (**)    in any calendar year and (b) at such time as the
Maximum Aggregate Development Royalty as of that time has been paid, no further Development Royalties shall be owing. Within 45 days after the close of each calendar quarter until the Maximum Aggregate Development Royalty has been paid, each party shall provide the other with a statement of Net Sales by that party and all Affiliates of that party for that quarter. Development Royalties shall be paid within 90 days after the end of each calendar quarter to which the payment relates. The Maximum Aggregate Development Royalty, at any given time, shall be the sum of (a) each payment by Lilly for research or development pursuant to paragraph 4 or 5 of this Amendment, adjusted for time, plus (b) each payment by Lilly subsequent to the date of this Amendment to acquire rights to CentoRx, adjusted for time, minus (c) each Development Royalty payment by Centocor, adjusted for time. "Adjusted for time" as to any payment means compounded at an annual simple rate of (**) from the date the payment was made to the date as of which the adjustment is measured.

9.  Initial Centocor selling price.  The initial Centocor Selling Price shall be
    ------------------------------
set by the Oversight Committee.

IN WITNESS WHEREOF, and intending to be legally bound, Centocor and Lilly have caused this Amendment to be executed by their duly authorized representatives as of the date first written above.

Eli Lilly and Company     Centocor, Inc.       Centocor B.V.

by  /s/ Sidney Taurel      /s/ David Holveck    /s/ Hubert Schoemaker
   --------------------   ------------------   ----------------------